UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Lake Carillon Drive, Suite 318, St. Petersburg, FL 33716

(Address of principal executive offices, including Zip Code)

(727) 304-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2021, FG Financial Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters named therein (the “Underwriters”), which provided for the issuance and sale by the Company and the purchase by the Underwriters, in a firm commitment underwritten public offering (the “Offering”), of 169,200 shares (the “Shares”) of the Company’s 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (“Series A Preferred Stock”). Subject to the terms and conditions contained in the Underwriting Agreement, the shares are being offered at a public offering price of $25.00 per share, less certain underwriting commissions. The Company also granted the underwriters a 45-day option to purchase up to 25,380 additional shares of Series A Preferred Stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-253285), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 9, 2021 under the Securities Act of 1933, as amended (the “Securities Act”). A final prospectus supplement and the accompanying prospectus describing the terms of the Offering was filed with the SEC on May 19, 2021 and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, all of the Company’s executive officers and directors agreed not to sell or transfer any securities of the Company held by them for a period of three (3) months from the date of the Underwriting Agreement, subject to limited exceptions.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such exhibit. A copy of the opinion of Loeb & Loeb LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Information

On May 18, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

1.1	Underwriting Agreement, dated May 18, 2021, by and between FG Financial Group, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
99.1	Press Release issued by the Company on May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: May 19, 2021	By:	/s/ John S. Hill
	Name:	John S. Hill
	Title:	Executive Vice President, Secretary and Chief Financial Officer